Consent of Independent Auditors





We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 15, 2000, in Amendment No. 1 to the Registration Statement (form SB-2 No. 333-50728) and related Prospectus of eZ Bancorp, Inc. for the registration of its common stock.



                                        /s/ Enrst& Young LLP


January 10, 2001
Chicago, Illinois